Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke Director, Investor Relations (281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
THIRD QUARTER 2005 RESULTS
Houston, Texas, October 26, 2005 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income of $82.0 million, or $0.60 per share on a diluted basis, for the third quarter of 2005, compared to net income of $2.9 million, or $0.02 per share on a diluted basis, in the same period a year earlier. Revenue for the third quarter of 2005 was $310.5 million, compared to revenue of $208.2 million for the third quarter of 2004.
For the nine months ended September 30, 2005, the Company reported net income of $153.4 million, or $1.14 per share on a diluted basis, compared to a net loss of $18.5 million, or $0.14 per share on a diluted basis for the same period in 2004. Revenue for the nine months ended September 30, 2005 was $852.7 million, compared to $577.3 million for the first nine months of 2004.
Results for the third quarter of 2005 reflect the impact of hurricanes Katrina and Rita. The Company recorded a third quarter after-tax gain of $21.8 million, or $0.16 per diluted share, related to insurance proceeds from the previously reported casualty loss of the 300-ft. jack-up Ocean Warwick. Other damage to the fleet resulted in hurricane related after-tax costs of $2.6 million, or $0.02 per diluted share, which were reported within operating expenses. Exclusive of the Warwick, the Company experienced a total of 41.5 days of contractual downtime in the third quarter directly related to the two hurricanes and expects to experience approximately an additional 110 days of contractual downtime in the fourth quarter of 2005 for storm related repairs. At this time, all of the damaged rigs have returned to work at their drilling locations, with the exception of the Ocean Star, which is expected to return to service in mid November. In addition, reactivation of the Ocean New Era has been delayed by approximately three weeks until mid December.
Larry Dickerson, President and Chief Operating Officer, said, “We are happy to report that all of our employees have been accounted for in the aftermath of the storms and feel fortunate to have suffered relatively minor damage to our fleet, with the exception of the Warwick. In addition, exclusive of the impacts of the two hurricanes, we are pleased with our improved operating results for the third quarter, which are indicative of the rising dayrates and continuing strength of the worldwide offshore drilling market. We remain confident in our market position, and believe that our current exposure to the increasingly under-supplied jack-up sector in the Gulf of Mexico, as well as to the global semisubmersible market in late 2006 and in 2007, will allow the Company to participate in any future market improvements.”

Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its third quarter 2005 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on October 26, 2005, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the fourth calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning commitments for drilling work or contracts, future dayrates, future contract revenues, the term and start date of future contracts, entry into definitive agreements, consummation of awarded contracts, satisfaction of conditions precedent, future growth in demand for equipment types or in any region, future cash flows, and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a rig may not return to service within the timeframe anticipated for repair, the risk that a notification of contract award, letter of intent, or verbal contract commitment may not result in a binding contract, the risk that a binding contract could be terminated, the risk that the markets for the Company’s services will not continue to improve, the risk that full rig utilization may not be achieved during a contract period, or the risk that factors outside of the Company’s control may adversely impact the amount of profit realized from a contract. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Contract drilling	$300,535	$200,610	$823,222	$554,535
Revenues related to reimbursable expenses	9,987	7,588	29,457	22,807

Total revenues	310,522	208,198	852,679	577,342

Operating expenses:
Contract drilling	160,537	140,607	471,240	408,768
Reimbursable expenses	8,350	6,620	24,784	20,373
Depreciation	46,494	45,043	137,944	134,117
General and administrative	8,928	6,728	27,587	24,277
(Gain) loss on sale of assets	(761)	1,536	(8,753)	1,341
Casualty gain on Ocean Warwick	(33,605)	—	(33,605)	—

Total operating expenses	189,943	200,534	619,197	588,876

Operating income (loss)	120,579	7,664	233,482	(11,534)

Other income (expense):
Interest income	6,078	2,899	17,974	7,581
Interest expense	(8,341)	(7,657)	(33,664)	(20,384)
Gain (loss) on sale of marketable securities	(12)	(27)	(1,209)	231
Other, net	1,115	78	1,985	(333)

Income (loss) before income tax (expense) benefit	119,419	2,957	218,568	(24,439)

Income tax (expense) benefit	(37,380)	(16)	(65,129)	5,913

Net Income (loss)	$82,039	$2,941	$153,439	$(18,526)

Income (loss) per share:
Basic	$0.64	$0.02	$1.19	$(0.14)

Diluted	$0.60	$0.02	$1.14	$(0.14)

Weighted average shares outstanding:
Shares of common stock	128,748	128,899	128,638	129,180
Dilutive potential shares of common stock	9,819	42	9,551	—

Total weighted average shares outstanding	138,567	128,941	138,189	129,180

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2005	2004
CONTRACT DRILLING REVENUE
High Specification Floaters	$113,133	$75,502
Other Semisubmersibles	118,293	79,357
Jack-ups	68,971	45,268
Other	138	483

Total Contract Drilling Revenue	$300,535	$200,610

Revenues Related to Reimbursable Expenses	$9,987	$7,588

CONTRACT DRILLING EXPENSE
High Specification Floaters	$44,747	$43,697
Other Semisubmersibles	82,888	62,185
Jack-ups	29,930	34,354
Other	2,972	371

Total Contract Drilling Expense	$160,537	$140,607

Reimbursable Expenses	$8,350	$6,620

OPERATING INCOME (LOSS)
High Specification Floaters	$68,386	$31,805
Other Semisubmersibles	35,405	17,172
Jack-ups	39,041	10,914
Other	(2,834)	112
Reimbursable expenses, net	1,637	968
Depreciation	(46,494)	(45,043)
General and administrative expense	(8,928)	(6,728)
Gain (loss) on sale of assets	761	(1,536)
Casualty gain on Ocean Warwick	33,605	—

Total Operating Income	$120,579	$7,664

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$486,710	$266,007
Investments and marketable securities	302,414	661,849
Accounts receivable	303,484	187,558
Rig inventory and supplies	47,733	47,590
Prepaid expenses and other	34,430	32,677

Total current assets	1,174,771	1,195,681
Drilling and other property and equipment, net of Accumulated depreciation	2,204,523	2,154,593
Other assets	24,285	29,112

Total assets	$3,403,579	$3,379,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$12,818	$484,102
Other current liabilities	168,695	129,805

Total current liabilities	181,513	613,907
Long-term debt:
4.875% Senior Notes Due 2015	249,475	—
Other long-term debt	727,995	709,413

Total long-term debt	977,470	709,413
Deferred tax liability	423,959	369,722
Other liabilities	66,321	60,516
Stockholders’ equity	1,754,316	1,625,828

Total liabilities and stockholders’ equity	$3,403,579	$3,379,386

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Third Quarter		Second Quarter		Third Quarter
	2005		2005		2004
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
			(Dayrate in thousands)
High Specification Floaters	$148	85%	$122	88%	$92	89%
Other Semisubmersibles	$77	86%	$73	87%	$55	75%
Jack-ups	$58	94%	$52	92%	$40	89%